                                                                     Exhibit 5.2

                           GOLDFARB, LEVY, ERAN & CO.
                               Europe-Israel Tower
                                2 Weizmann Street
                             Tel Aviv 64239, Israel

                                                                 August 26, 2005

NICE-Systems Ltd.
8 Hapnina Street
Ra'anana, 43107
Israel

Re: Registration Statement on Form F-3

Dear Ladies and Gentlemen:

We refer to the Registration Statement on Form F-3 (the "Registration
Statement") to be filed with the Securities and Exchange Commission under the
Securities Act of 1933, as amended (the "Act"), by NICE-Systems Ltd., an Israeli corporation (the "Company"), relating to the sale, from time to time, by the
Company of up to $220 million aggregate amount of:

     a.  American Depositary Shares ("ADSs"), each representing one ordinary share, par value NIS 1.00 per share, of the Company (the "Ordinary
         Shares") and evidenced by American Depositary Receipts (the "ADRs");
     b.  unsecured debt securities, which may be senior ("Senior Debt
         Securities") or subordinated ("Subordinated Debt Securities" and, collectively with the Senior Debt Securities, the "Debt Securities");
     c.  purchase contracts obligating holders to purchase Securities (as hereinafter defined) at a future date or dates (the "Purchase
         Contracts");
     d.  warrants to purchase ADSs, Debt Securities and Purchase Contracts of the Company (the "Warrants"); and
     e.  units comprised of one or more of the ADSs, Debt Securities, Purchase
         Contracts and Warrants in any combination (the "Units") (collectively, the ADSs, Debt Securities, Purchase Contracts, Warrants and Units are
         referred to as the "Securities").

The ADSs will be issued under the Deposit Agreement, dated as of January 24,
1996, and as amended and restated as of July 22, 1997, among the Company, the
Bank of New York, as depositary (the "Depositary"), and the owners and holders of ADRs issued thereunder (the "Deposit Agreement"). The Senior Debt Securities
will be issued under an Indenture, substantially in the form of the exhibit to the Registration Statement (the "Senior Indenture") between the Company and a trustee named in the applicable prospectus supplement (the "Senior Trustee").
The Subordinated Debt Securities will be issued under an indenture, substantially in the form of the exhibit to the Registration Statement (the
"Subordinated Indenture") between the Company and a trustee named in the applicable prospectus supplement (the "Subordinated Trustee"). The Purchase
Contracts will be issued pursuant to a purchase contract agreement (the
"Purchase Contract Agreement") between the Company and a purchase contract agent
(the "Purchase Contract Agent"). The Warrants will be issued under a warrant agreement (the "Warrant Agreement") between the Company and a warrant agent (the "Warrant Agent"). The Units will be issued under a unit agreement
(the "Unit Agreement") between the Company and a unit agent (the "Unit Agent").

In connection herewith, we have examined and relied without investigation as to matters of fact upon the Registration Statement and the exhibits thereto, including the forms of the Senior Indenture and the Subordinated Indenture, and
such certificates, statements and results of inquiries of public officials and officers and representatives of the Company and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates and instruments as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. We have assumed the genuineness of all signatures on all documents examined by us, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals, and the conformity with authentic original documents of all documents submitted to us as copies.

We also have assumed that: (1) at the time of execution, authentication, issuance and delivery of the ADSs, the Deposit Agreement will be the valid and legally binding obligation of the Depositary, enforceable against such party in accordance with its terms; (2) at the time of execution, authentication, issuance and delivery of the Senior Debt Securities, the Senior Indenture will be the valid and legally binding obligation of the Senior Trustee, enforceable against such party in accordance with its terms; (3) at the time of execution, authentication, issuance and delivery of the Subordinated Debt Securities, the
Subordinated Indenture will be the valid and legally binding obligation of the
Subordinated Trustee, enforceable against such party in accordance with its terms; (4) at the time of execution, issuance and delivery of the Purchase
Contracts, the Purchase Contract Agreement will be the valid and legally binding obligation of the Purchase Contract Agent, enforceable against such party in accordance with its terms; (5) at the time of execution, issuance and delivery of any Warrants, the related Warrant Agreement will be the valid and legally binding obligation of the Warrant Agent, enforceable against such party in accordance with its terms; and (6) at the time of the execution, issuance and delivery of the Units, the related Unit Agreement will be the valid and legally binding obligation of the Unit Agent, enforceable against such party in accordance with its terms.

We have assumed further that: (1) at the time of execution, authentication, issuance and delivery of the ADSs, the Deposit Agreement will continue to be in full force and effect and will not have been terminated or rescinded by the
Company or the Depositary; (2) at the time of execution, authentication, issuance and delivery of the Senior Debt Securities, the Senior Indenture will have been duly authorized, executed and delivered by the Company and the Senior
Trustee; (3) at the time of execution, authentication, issuance and delivery of the Subordinated Debt Securities, the Subordinated Indenture will have been duly authorized, executed and delivered by the Company and the Subordinated Trustee;
(4) at the time of execution, issuance and delivery of the Purchase Contracts, the Purchase Contract Agreement will have been duly authorized, executed and delivered by the Company and the Purchase Contract Agent; (5) at the time of execution, issuance and delivery of any Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the Company and the
Warrant Agent; (6) at the time of execution, issuance and delivery of the Units, the Unit Agreement will have been duly authorized, executed and delivered by the
Company and the Unit Agent; (7) at the time of the issuance and sale of any of the Securities,

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the terms of the Securities, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (8) at or prior to the time of the delivery of any Security, the consideration for such Security has been received.

Based upon the foregoing, in reliance thereon and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein and the effectiveness of the Registration Statement under the Act, we are of the opinion that:

     1.   The Company is a corporation duly incorporated and validly existing under the laws of the State of Israel.

     2.   The Deposit Agreement has been duly authorized, executed and delivered by the Company.

     3.   With respect to the Ordinary Shares, assuming the taking of all necessary corporate action to authorize and approve the issuance of any Ordinary Shares, the terms of the offering thereof and related matters, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors and otherwise in accordance with the provisions of the applicable convertible Securities, if any, such
          Ordinary Shares will be validly issued, fully paid and non-assessable.

     4.   With respect to the Debt Securities, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters and (b) due execution, authentication, issuance and delivery of such Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors and otherwise in accordance with the provisions of the applicable indenture, such Debt Securities will constitute valid and legally binding obligations of the Company.

     5.   With respect to the Purchase Contracts, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of any Purchase Contracts, the terms of the offering thereof and related matters and (b) due execution, authentication, issuance and delivery of such Purchase Contracts, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors and otherwise in accordance with the provisions of the applicable
          Purchase Contract Agreement, such Purchase Contracts will constitute valid and legally binding obligations of the Company.

     6.   With respect to the Warrants, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of any Units, the terms of the offering thereof and related matters and
          (b) due execution, authentication, issuance and delivery of such
          Warrants, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors and otherwise in accordance with the provisions of the applicable

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          Warrant Agreement, such Warrants will constitute valid and legally binding obligations of the Company.

     7.   With respect to the Units, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and the terms of the Units, the related Unit Agreement and any Securities which are components of the Units, the terms of the offering thereof and related matters and (b) due execution, countersignature (where applicable), authentication, issuance and delivery of the Units and the Securities that are components of such Units in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors and otherwise in accordance with the provisions of the applicable (i) Deposit Agreement, in the case of ADSs, (ii) Senior
          Indenture, in the case of Senior Debt Securities, (iii) Subordinated
          Indenture, in the case of Subordinated Debt Securities, (iv) Purchase
          Contract Agreement, in the case of Purchase Contracts, and (v) Warrant
          Agreement, in the case of Warrants, such Units will be validly issued and will entitle the holders thereof to the rights specified in the
          Unit Agreements.

     8.   Under the laws of Israel, the designation of the law of the State of
          New York to apply to the Indentures, the Warrant Agreement, the
          Purchase Contract Agreement, and the Unit Agreement will be binding upon the Company and, if properly brought to the attention of the court or administrative body in accordance with the laws of Israel, would be enforceable in any judicial or administrative proceeding in
          Israel subject to the existence of special circumstances or considerations, and subject generally to the discretion of the Israeli court ruling on the matter.

We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel.

You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Securities you will afford us an opportunity to review the corporate approval documents and operative documents pursuant to which such Securities are to be issued and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

We hereby consent to the filing of this opinion as part of the Registration
Statement and the references to this firm in the sections of the Registration
Statement entitled "Legal Matters" and "Enforcement of Civil Liabilities." This
consent is not to be construed as an admission that we are a party whose consent is required to be filed as part of the Registration Statement under the provisions of the Act.

                                       Very truly yours,

                                       /s/ Goldfarb, Levy, Eran & Co.

                                       Goldfarb, Levy, Eran & Co.

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